Exhibit 99.B(d)(5)(v)

August 1, 2007

ING Investment Management Co.

10 State House Square

Hartford, CT 06103-3602

Pursuant to Section 1 of the Sub-Adviser Agreement dated May 9, 2001, as amended, between ING Investments, LLC and ING Investment Management Co. (the “Agreement”) we hereby notify you of our intention to modify the annual sub-adviser fee for ING Principal Protection Fund V, effective August 1, 2007 (the “Fund”).  Upon your acceptance, the Agreement will be modified to give effect to the foregoing by amending the Amended and Restated Schedule A of the Agreement.  The Amended and Restated Schedule A, with the annual sub-advisory fees indicated for each series, is attached hereto.

The Amended and Restated Schedule A has also been updated reflect the name change for ING Principal Protection Fund II and ING Principal Protection Fund III as these funds have entered their respective Index Plus LargeCap Period.

Please signify your acceptance to the modification of the sub-adviser fee for the Funds by signing below where indicated.

Very sincerely,

/s/ Todd Modic
Todd Modic
Senior Vice President
ING Investments, LLC

ACCEPTED AND AGREED TO:

ING Investment Management Co.

By:	/s/ Jeffrey T. Becker
Name:	Jeffrey T. Becker
Title:	EVP

7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2744 www.ingfunds.com	ING Investments, LLC

AMENDED AND RESTATED
SCHEDULE A

with respect to the

SUB-ADVISER AGREEMENT

between

ING INVESTMENTS, LLC

and

ING INVESTMENT MANAGEMENT CO.

Series	Annual Sub-Adviser Fee

ING Index Plus LargeCap Equity Fund	Index Plus LargeCap Period		0.2025%

ING Index Plus LargeCap Equity II	Index Plus LargeCap Period		0.2025%

ING Index Plus LargeCap Equity III	Index Plus LargeCap Period		0.2025%

ING Principal Protection Fund IV	Offering Phase		0.1250%
	Guarantee Period		0.3600%
	Index Plus LargeCap Period		0.2025%

ING Principal Protection Fund V	Offering Phase		0.1250%
	Guarantee Period:
	-	Equity Component	0.3600%
	-	Fixed Component	0.2475%
	-	ETF & Futures Strategy in lieu of Equity Strategy	0.2475%
	Index Plus LargeCap Period		0.2025%

ING Principal Protection Fund VI	Offering Phase		0.1250%
	Guarantee Period		0.3600%
	Index Plus LargeCap Period		0.2025%

ING Principal Protection Fund VII	Offering Phase		0.1125%
	Guarantee Period		0.3600%
	Index Plus LargeCap Period		0.2025%

Series	Annual Sub-Adviser Fee
ING Principal Protection Fund VIII	Offering Phase		0.1125%
	Guarantee Period:
	-	Equity Component	0.3600%
	-	Fixed Component	0.2475%
	-	ETF & Futures Strategy in lieu of Equity Strategy	0.2475%
	Index Plus LargeCap Period		0.2025%

ING Principal Protection Fund IX	Offering Phase		0.1125%
	Guarantee Period:
	-	Equity Component	0.3600%
	-	Fixed Component	0.2475%
	-	ETF & Futures Strategy in lieu of Equity Strategy	0.2475%
	Index Plus LargeCap Period		0.2025%

ING Principal Protection Fund X	Offering Phase		0.1125%
	Guarantee Period:
	-	Equity Component	0.3600%
	-	Fixed Component	0.2475%
	-	ETF & Futures Strategy in lieu of Equity Strategy	0.2475%
	Index Plus LargeCap Period		0.2025%

ING Principal Protection Fund XI	Offering Phase		0.1125%
	Guarantee Period:
	-	Equity Component	0.3600%
	-	Fixed Component	0.2475%
	-	ETF & Futures Strategy in lieu of Equity Strategy	0.2475%
	Index Plus LargeCap Period		0.2025%

ING Principal Protection Fund XII	Offering Phase		0.1125%
	Guarantee Period:
	-	Equity Component	0.3600%
	-	Fixed Component	0.2475%
	-	ETF & Futures Strategy in lieu of Equity Strategy	0.2475%
	Index Plus LargeCap Period		0.2025%